UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2008

OPTi, Inc.

(Exact name of registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

0-21422	77-0220697
(Commission File Number)	(IRS Employer Identification Number)

3430 W Bayshore Road, Suite 103

Palo Alto, California 94303

(Address of principal executive offices including zip code)

(650) 213-8550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Exhibit-16.1 (Letter regarding change of certifying accountant)

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) At a meeting held on October 17, 2008, the Audit Committee of the Board of Directors of OPTi, Inc. (“the Company”) approved the dismissal of Ernst & Young LLP (“E&Y”) as independent registered public accounting firm of the Company effective as of October 17, 2008.

The reports of E&Y on the Company’s consolidated financial statements for each of the past two fiscal years ended March 31, 2007 and March 31, 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company’s consolidated financial statements for each of the two fiscal years ended March 31, 2007 and March 31, 2008, and in the subsequent interim period through October 17, 2008, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the matter in their report. The Company has requested E&Y to furnish it a letter addressed to the Commission stating whether it agrees with the above statements.

A copy of the letter from E&Y, dated October 23, 2008 is filed as Exhibit 16.1 to this Form 8-K.

(b) Effective on October 17, 2008, the Company engaged Armanino McKenna LLP as its independent registered public accounting firm to audit the Company’s financial statements. During the two most recent fiscal years and through October 17, 2008, the Company had not consulted with Armanino McKenna LLP with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

16.1	Letter Regarding Change in Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2008

OPTi, Inc.

By:	/s/ Michael Mazzoni
Michael Mazzoni
Chief Financial Officer

EXHIBIT INDEX

16.1	Letter Regarding Change in Certifying Accountant